EXHIBIT 99(a)
                         FINANCIAL STATEMENTS OF THE
                    UNION PACIFIC CORPORATION THRIFT PLAN
                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                    UNION PACIFIC CORPORATION THRIFT PLAN
                        INDEX TO FINANCIAL STATEMENTS



                                                                       Page
                                                                     ---------

Independent Auditors' Report . . . . . . . . . . . . . . . .            F-2

Financial Statements:

        Statement of Net Assets Available for Benefits,
              with Fund Information as of December 31, 1993.         F-3 -  F-4

        Statement of Net Assets Available for Benefits,
              with Fund Information as of December 31, 1992.         F-5 -  F-6

        Statement of Changes in Net Assets Available for
              Benefits, with Fund Information for the year
              ended December 31, 1993  . . . . . . . . . . .         F-7 -  F-8

        Statement of Changes in Net Assets Available for
              Benefits, with Fund Information for the year
              ended December 31, 1992  . . . . . . . . . . .         F-9 - F-10

        Notes to Financial Statements  . . . . . . . . . . .            F-11


Supplemental schedules required by the Employee
        Retirement Income Security Act of 1974 are disclosed separately in Master Trust reports filed with the Department of Labor

 INDEPENDENT AUDITORS' REPORT
 ----------------------------


 To the Trustees and Participants of
     the Union Pacific Corporation Thrift Plan:



 We have audited the accompanying statements of net assets available for benefits of the Union Pacific Corporation Thrift Plan (the "Plan") as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

 Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for the purpose of additional analysis and is not a required part of the basic financial statements. The Fund Information has not been subjected to a separate audit and we express no separate opinion on such information. This information is the responsibility of the Plan's management. However, the information by fund has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



 /s/DELOITTE & TOUCHE

 New York, New York
 June 16, 1994


                                                                     Page 1 of 2


                                   UNION PACIFIC CORPORATION THRIFT PLAN

                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1993



                                                                             FUND INFORMATION
                                                           ------------------------------------------------------
                                                                                                      Company
                                            Total          Company        Equity         Fixed         Stock
                                             Plan           Stock          Index         Income       (PAYSOP)
                                            -----          -------        ------         ------       --------

ASSETS:

Investments at Fair Value
  (Note 3).........................      $299,905,154   $107,421,068    $51,378,881    $89,408,145    $8,016,614

Accounts Receivable:
  Accrued Interest and Dividends...           718,119        667,851             --             --        50,268
  Due from (to) Other Funds........                --             --             --             --            --

Contributions Receivable:
  Participants.....................                --             --             --             --            --
  Company..........................                --             --             --             --            --
                                         ------------   ------------    -----------    -----------    ----------

     Total Assets..................       300,623,273    108,088,919     51,378,881     89,408,145     8,066,882
                                         ------------   ------------    -----------    -----------    ----------

LIABILITIES:

Forfeitures to be Applied
  (Note 1).........................                --             --             --             --            --
                                         ------------   ------------    -----------    -----------    ----------

     Total Liabilities.............                --             --             --             --            --
                                         ------------   ------------    -----------    -----------    ----------

Net Assets Available
  for Benefits.....................      $300,623,273   $108,088,919    $51,378,881    $89,408,145    $8,066,882
                                         ============   ============    ===========    ===========    ==========

The accompanying notes to financial statements are an integral part of these statements.


                                                                     Page 2 of 2

                                   UNION PACIFIC CORPORATION THRIFT PLAN

                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1993



                                                                          FUND INFORMATION
                                            --------------------------------------------------------------------

                                             Loan                          U.S.      International      Bond
                                             Fund        Wellington       Growth        Growth          Index
                                             ----        ----------       ------     -------------      -----

ASSETS:

Investments at Fair Value
  (Note 3).........................      $14,839,589    $11,232,599     $3,339,795     $11,785,693    $2,482,770

Accounts Receivable:
  Accrued Interest and Dividends...               --             --             --              --            --
  Due from (to) Other Funds........               --             --             --              --            --

Contributions Receivable:
  Participants.....................               --             --             --              --            --
  Company..........................               --             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------

     Total Assets..................       14,839,589     11,232,599      3,339,795      11,785,693     2,482,770
                                         -----------    -----------     ----------     -----------    ----------

LIABILITIES:

Forfeitures to be Applied
  (Note 1).........................               --             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------

     Total Liabilities.............               --             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------

Net Assets Available
  for Benefits.....................      $14,839,589    $11,232,599     $3,339,795     $11,785,693    $2,482,770
                                         ===========    ===========     ==========     ===========    ==========

The accompanying notes to financial statements are an integral part of these statements.

                                                                     Page 1 of 2

                                   UNION PACIFIC CORPORATION THRIFT PLAN

                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1992



                                                                              FUND INFORMATION
                                                           -----------------------------------------------------

                                                                                                      Company
                                            Total          Company        Equity         Fixed         Stock
                                             Plan           Stock          Index         Income       (PAYSOP)
                                            -----          -------        ------         ------       --------
ASSETS:

Investments at Fair Value
  (Note 3).........................      $261,005,736   $ 99,624,182    $48,726,129    $83,552,988    $7,589,192

Accounts Receivable:
  Accrued Interest and Dividends...           750,888        627,206             --             --        47,674
  Due from (to) Other Funds........                --        194,627        107,358        147,505            --

Contributions Receivable:
  Participants.....................            60,230         19,004         13,924         17,177            --
  Company..........................            32,351          8,564         10,639          8,111            --
                                         ------------   ------------    -----------    -----------    ----------

     Total Assets..................       261,849,205    100,473,583     48,858,050     83,725,781     7,636,866
                                         ------------   ------------    -----------    -----------    ----------

LIABILITIES:

Forfeitures to be Applied
  (Note 1).........................            14,271             --             --         14,271            --
                                         ------------   ------------    -----------    -----------    ----------

     Total Liabilities.............            14,271             --             --         14,271            --
                                         ------------   ------------    -----------    -----------    ----------
Net Assets Available
  for Benefits.....................      $261,834,934   $100,473,583    $48,858,050    $83,711,510    $7,636,866
                                         ============   ============    ===========    ===========    ==========


The accompanying notes to financial statements are an integral part of these statements.

                                                                     Page 2 of 2

                                   UNION PACIFIC CORPORATION THRIFT PLAN

                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1992



                                                                          FUND INFORMATION
                                            -------------------------------------------------------------------

                                             Loan                          U.S.      International      Bond
                                             Fund        Wellington       Growth        Growth          Index
                                             ----        ----------       ------     -------------      -----
ASSETS:

Investments at Fair Value
  (Note 3).........................      $14,191,099    $ 3,172,943     $1,931,427     $   738,649    $1,479,127

Accounts Receivable:
  Accrued Interest and Dividends...           76,008             --             --              --            --
  Due from (to) Other Funds........         (467,200)         8,824          4,934           1,288         2,664

Contributions Receivable:
  Participants.....................               --          3,743          3,848             445         2,089
  Company..........................               --          1,208          1,767             206         1,856
                                         -----------    -----------     ----------     -----------    ----------

     Total Assets..................       13,799,907      3,186,718      1,941,976         740,588     1,485,736
                                         -----------    -----------     ----------     -----------    ----------

LIABILITIES:

Forfeitures to be Applied
  (Note 1).........................               --             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------

     Total Liabilities.............               --             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------
Net Assets Available
  for Benefits.....................      $13,799,907    $3,186,718      $1,941,976     $   740,588    $1,485,736
                                         ===========    ===========     ==========     ===========    ==========



The accompanying notes to financial statements are an integral part of these statements.

                                                                    Page 1 of 2

                                   UNION PACIFIC CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1993

                                                                             FUND INFORMATION
                                                           -----------------------------------------------------
                                                                                                      Company
                                            Total          Company        Equity         Fixed         Stock
                                             Plan           Stock          Index         Income       (PAYSOP)
                                            -----          -------        ------         ------       --------
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................      $  2,750,403   $  2,557,875    $        --    $        --    $  192,528

    Other..........................         2,175,536             --      1,464,712             --            --

  Interest Income..................         7,712,604         29,356             --      6,530,304         2,964
                                         ------------   ------------    -----------    -----------    ----------
                                           12,638,543      2,587,231      1,464,712      6,530,304       195,492
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................        14,136,960      7,944,187      3,436,532        173,577       528,567

Net Transfers Among Funds..........                --     (6,530,041)    (6,196,004)    (3,875,336)           --

Contributions by:
  Participants.....................        16,652,997      5,557,937      4,212,638      5,001,785            --

  Company (Net of Forfeitures-
    Note 1)........................         6,164,034      2,210,589      1,518,354      1,815,602            --

Distributions to Participants......       (11,032,945)    (4,153,904)    (1,999,230)    (4,091,505)     (298,720)

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................           228,750           (663)        83,829        142,208         4,677
                                         ------------   ------------    -----------    -----------    ----------
Net Increase.......................        38,788,339      7,615,336      2,520,831      5,696,635       430,016

Net Assets Available for Benefits
  at Beginning of Year.............       261,834,934    100,473,583     48,858,050     83,711,510     7,636,866
                                         ------------   ------------    -----------    -----------    ----------
Net Assets Available for Benefits
  at End of Year...................      $300,623,273   $108,088,919    $51,378,881    $89,408,145    $8,066,882
                                         ============   ============    ===========    ===========    ==========
The accompanying notes to financial statements are an integral part of these statements.

                                                                     Page 2 of 2

                                   UNION PACIFIC CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1993

                                                                          FUND INFORMATION
                                            -------------------------------------------------------------------
                                             Loan                          U.S.      International      Bond
                                             Fund        Wellington       Growth        Growth          Index
                                             ----        ----------       ------     -------------      -----
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................      $        --    $        --     $       --     $        --    $       --

    Other..........................               --        571,221         45,906          93,697            --

  Interest Income..................          984,452             --             --              --       165,528
                                         -----------    -----------     ----------     -----------    ----------
                                             984,452        571,221         45,906          93,697       165,528
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................               --        289,564        (53,324)      1,799,615        18,242

Net Transfers Among Funds..........          326,717      6,297,673        857,138       8,574,277       545,576

Contributions by:
  Participants.....................               --        781,232        459,582         441,433       198,390

  Company (Net of Forfeitures-
    Note 1)........................               --        255,561        148,806         145,158        69,964

Distributions to Participants......         (271,487)      (149,370)       (59,654)         (9,075)           --

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................               --             --           (635)             --          (666)
                                         -----------    -----------     ----------     -----------    ----------
Net Increase.......................        1,039,682      8,045,881      1,397,819      11,045,105       997,034

Net Assets Available for Benefits
  at Beginning of Year.............       13,799,907      3,186,718      1,941,976         740,588     1,485,736
                                         -----------    -----------     ----------     -----------    ----------
Net Assets Available for Benefits
  at End of Year...................      $14,839,589    $11,232,599     $3,339,795     $11,785,693    $2,482,770
                                         ===========    ===========     ==========     ===========    ==========

The accompanying notes to financial statements are an integral part of these statements.

                                                                     Page 1 of 2


                                  UNION PACIFIC CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1992
                                                                               FUND INFORMATION
                                                           -----------------------------------------------------
                                                                                                      Company
                                            Total          Company        Equity         Fixed         Stock
                                             Plan           Stock          Index         Income       (PAYSOP)
                                            -----          -------        ------         ------       --------
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................      $  2,609,112   $  2,426,839    $        --    $        --    $  182,273

    Other..........................         1,377,990             --      1,244,794             --            --

  Interest Income..................         6,155,725         28,924             --      5,189,561         2,172
                                         ------------   ------------    -----------    -----------    ----------
                                           10,142,827      2,455,763      1,244,794      5,189,561       184,445
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................        16,360,163     11,695,795      2,255,489      1,440,708       968,746

Net Transfers Among Funds..........                --     (7,719,334)    (2,479,719)      (636,368)           --

Contributions by:
  Participants.....................        15,754,335      5,380,606      4,490,259      5,462,084            --

  Company (Net of Forfeitures-
    Note 1)........................         5,949,479      2,179,330      1,626,502      2,031,054            --

Distributions to Participants......        (8,947,191)    (2,707,564)    (1,558,168)    (4,153,323)     (191,877)

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................           160,077         52,772         48,547         47,532         3,831
                                         ------------   ------------    -----------    -----------    ----------
Net Increase.......................        39,419,690     11,337,368      5,627,704      9,381,248       965,145

Net Assets Available for Benefits
  at Beginning of Year.............       222,415,244     89,136,215     43,230,346     74,330,262     6,671,721
                                         ------------   ------------    -----------    -----------    ----------
Net Assets Available for Benefits
  at End of Year...................      $261,834,934   $100,473,583    $48,858,050    $83,711,510    $7,636,866
                                         ============   ============    ===========    ===========    ==========

The accompanying notes to financial statements are an integral part of these statements.


                                                                     Page 2 of 2


                                   UNION PACIFIC CORPORATION THRIFT PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                             December 31, 1992


                                                                          FUND INFORMATION
                                            --------------------------------------------------------------------
                                             Loan                          U.S.      International      Bond
                                             Fund        Wellington       Growth        Growth          Index
                                             ----        ----------       ------     -------------      -----
Investment Income:

  Dividend Income:
    Union Pacific Corporation
     Common Stock..................      $        --    $        --     $       --     $        --    $       --

    Other..........................               --         88,333         30,349          14,514            --

  Interest Income..................          893,427             --             --              --        41,641
                                         -----------    -----------     ----------     -----------    ----------
                                             893,427         88,333         30,349          14,514        41,641
Net Appreciation (Depreciation)
  in Fair Value of Investments
  (Note 3).........................               --         16,614         49,737         (50,330)      (16,596)

Net Transfers Among Funds..........        4,188,402      2,898,616      1,725,243         734,731     1,288,429

Contributions by:
  Participants.....................               --        135,739        102,359          31,242       152,046

  Company (Net of Forfeitures-
    Note 1)........................               --         47,416         34,530          10,431        20,216

Distributions to Participants......         (336,017)            --           (242)             --            --

Net Transfer of Assets from (to)
  the Union Pacific Resources
  Thrift Plan......................            7,395             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------
Net Increase.......................        4,753,207      3,186,718      1,941,976         740,588     1,485,736

Net Assets Available for Benefits
  at Beginning of Year.............        9,046,700             --             --              --            --
                                         -----------    -----------     ----------     -----------    ----------
Net Assets Available for Benefits
  at End of Year...................      $13,799,907    $ 3,186,718     $1,941,976     $   740,588    $1,485,736
                                         ===========    ===========     ==========     ===========    ==========

The accompanying notes to financial statements are an integral part of these statements.

                   UNION PACIFIC CORPORATION THRIFT PLAN

                       NOTES TO FINANCIAL STATEMENTS


 1.    Description of Plan
       -------------------
 The following description of the Union Pacific Corporation Thrift Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

 General - The Plan was adopted in October 1973 by the Board of Directors of Union Pacific Corporation (the "Company") and approved by its stockholders in May 1974. Under the terms of the Plan, non-agreement employees generally become eligible to participate in the Plan after completing twelve months continuous service and working at least 1,000 hours. Effective July 1, 1992, the Plan added the following four investment options: the Vanguard/Wellington Fund ("Wellington"), Vanguard U.S. Growth Portfolio ("U.S. Growth"), Vanguard International Growth Portfolio (International Growth"), and the Total Bond Market ("Bond Index").

 Contributions - The Company contributes to the Plan on behalf of each participant an amount equal to 50% of the participant's contribution with such Company contribution limited to 3% of the participant's base salary. The Plan meets the requirements of section 401(k) of the Internal Revenue Code, which
 (i) permits certain employee contributions to be withheld on a "salary deferral" basis, so that amounts deducted will not be included in the employee's income for Federal income tax purposes, (ii) allows employees to contribute up to 16% of their salary to the Plan, (iii) provides for payroll based employee stock ownership plan contributions ("PAYSOP"), and (iv) make various other changes intended to give participants greater control and flexibility with respect to Plan investments.

 Loans to Participants - In June 1985, the loan provisions of the Plan were approved by the Internal Revenue Service and became effective. The amount of a loan is limited to one-half of the vested value of a participant's accounts, excluding PAYSOP and subject to a minimum and maximum loan amount as well as limitations based on salary level. As the loan is repaid, all principal and interest payments will be credited to the participant's accounts, excluding PAYSOP, in the same proportions as the contributions then being made on behalf of the participant. If no contributions are then being made, the loan repayments will be invested in accordance with the participant's most recent investment election, unless he or she directs otherwise to the extent permitted by the Plan. Participants' loans, which are secured by the participants' individual account balances, bear a fixed rate of interest set by the Plan Administrator based on interest rates then being charged on similar loans, and are repayable over periods not exceeding five years, except loans relating to a principal residence, in which case the term of the loan
 shall not exceed fifteen years.   The loans bear interest ranging from 5.5%
 to 10.5%. The number of loans outstanding at December 31, 1993 and 1992 was 1,824 and 1,746, respectively.

                      UNION PACIFIC CORPORATION THRIFT PLAN
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

 Participant Accounts - Aggregate monthly employee and Company contributions, may be invested entirely in the Company Stock Fund (Company Stock), Equity Index Fund (Equity Index), Fixed Income Fund (Fixed Income), Wellington, U.S. Growth, International Growth, or the Bond Index or any combination thereof, in multiples of 5% in accordance with separate elections by each employee.
 At December 31, 1993 and 1992, 5,319 and 5,298 members of the Plan held interests in 4,816 and 4,804 Company Stock accounts, 2,727 and 2,798 Equity Index accounts, 3,107 and 3,226 Fixed Income accounts 732 and 255 Wellington accounts, 345 and 211 U.S. Growth accounts, 659 and 115 International Growth accounts, and 321 and 153 Bond Index accounts, respectively. In addition, 3,526 and 3,737 members held interests in PAYSOP accounts at December 31, 1993 and 1992, respectively.

 Participants' Plan accounts are maintained on a unit basis. Under this method, an employee's account value is expressed in units of participation, representing an undivided interest in the underlying assets and income of the Fund. The purchase or redemption price of the units is determined daily by the Trustee, based on the current market values, or contract value in the case of Guaranteed Investment Contracts (GIC), of the underlying assets of the Fund. The number of units at December 31, 1993 and 1992, and the unit values at the end of each quarter within the year then ended were as follows:

                                                  1993         1992
                                                  ----         ----
 COMPANY STOCK
      Number of Units......................     8,016,498    7,950,853

      Unit Value -December 31..............     $   13.40    $   12.53

                 -September 30.............         13.37        11.66

                 -June 30..................         13.05        10.75

                 -March 31.................         12.97        10.10

 EQUITY INDEX
      Number of Units......................     4,221,765    4,285,500

      Unit Value -December 31..............     $   12.17    $   11.37

                 -September 30.............         12.02        10.97

                 -June 30..................         11.78        10.70

                 -March 31................          11.79        10.57

 FIXED INCOME
      Number of Units......................     8,506,960    7,965,013

      Unit Value -December 31..............     $   10.51    $   10.49

                 -September 30.............         10.55        10.58

                 -June 30..................         10.54        10.50

                 -March 31.................         10.55        10.43

 PAYSOP
      Number of Units......................       598,255      605,682

      Unit Value -December 31..............     $   13.40    $   12.53

                 -September 30.............         13.37        11.66

                 -June 30..................         13.05        10.75

                 -March 31.................         12.97        10.10


                     UNION PACIFIC CORPORATION THRIFT PLAN
                 NOTES TO FINANCIAL STATEMENTS -- (Continued)

                                                  1993         1992
                                                  ----         ----
 WELLINGTON
      Number of Units......................       550,618      165,602

      Unit Value -December 31..............     $   20.40    $   19.16

                 -September 30.............         20.69        19.16

                 -June 30..................         20.31         --

                 -March 31.................         19.95         --

 U.S. GROWTH
      Number of Units......................       223,697      125,744

      Unit Value -December 31..............     $   14.93    $   15.36

                 -September 30.............         14.65        14.93

                 -June 30..................         14.56         --

                 -March 31.................         14.90         --


 INTERNATIONAL GROWTH
      Number of Units......................       872,368       78,496

      Unit Value -December 31..............     $   13.51    $    9.41

                 -September 30.............         12.11         9.93

                 -June 30..................         10.88         --

                 -March 31.................         10.14         --

 BOND INDEX
      Number of Units......................       246,796      149,709

      Unit Value -December 31..............     $   10.06    $    9.88

                 -September 30.............         10.34        10.11

                 -June 30..................         10.22         --

                 -March 31.................         10.11         --

 Vesting - Vesting is based exclusively upon years of service. Participants at all times have a 100% vested interest in their voluntary contributions plus actual earnings thereon and their PAYSOP account. A participant's vested interest in the portion of his/her account derived from Company contributions increases 25% every year, after two years of credited service, to 100% vested after five years of credited service. A participant's interest in the Company's contributions will also become 100% vested if while employed by the Company, the participant reaches age 65, dies, or sustains a total and permanent disability.

 Payment of Benefits - A participant may elect to receive a final distribution under the Plan as either a cash lump sum distribution, or in monthly installments over a specified period of time not to exceed the lesser of ten calendar years or the life expectancy of the participant or the joint life expectancy of the participant and his/her beneficiary as prescribed in the Treasury Regulations. Final distributions of PAYSOP accounts must be lump sum distributions. For benefit payments equal to or less than $3,500, the Plan Administrator may direct the Trustee to make a lump sum payment to the participant or beneficiary. A participant has the option to receive the value of his/her PAYSOP account and the portion of his/her account invested in the Company Stock Fund in cash or in shares of such Company stock; in-kind distributions will be lump sum and any fractional shares will be distributed in cash.

 A withdrawal may be made by a participant from his/her account in accordance with the Plan's provisions.

                      UNION PACIFIC CORPORATION THRIFT PLAN
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

 Forfeitures - When certain terminations of participation in the Plan occur, the nonvested portion of a participant's account, as defined by the Plan, represents a potential forfeiture. Such potential forfeitures reduce subsequent Company contributions to the Plan. However, if upon reemployment the former participant fulfills certain requirements as defined in the Plan, the previously forfeited nonvested portion of the participant's account may be restored through Company contributions.

 Amounts summarized below represent Company contributions forfeited for the years ended December 31, 1993 and 1992:

                                                         1993       1992
                                                         ----       ----
 Company contributions forfeited...................    $20,074    $28,492

 Applied against current year contributions........     20,074     14,221
                                                       -------    -------

 Applied to reduce subsequent year contributions...    $    --    $14,271
                                                       =======    =======


 Administrative Expenses - All costs of Plan administration are borne by the Company.

 2. Significant Accounting Policies - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

 Investments are valued utilizing closing prices except for the investment in the GICs, which is valued at cost plus reinvested interest. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

 3. Investments - At December 31, 1993 and 1992 Plan investments were maintained in commingled funds of the Plan Trustees along with investments of another Company-administered Thrift Plan, within Master Trusts. Assets, liabilities, investment income, and security gains and losses are allocated monthly to the Plan based on its equity in the investments of the Master Trusts. At December 31, 1993 and 1992, the Plan held percentage interests in the Master Trusts of 83.5 and 83.8 in Company Stock (including PAYSOP), 66.0 and 67.4 in Equity Index, 64.1 and 63.8 in Fixed Income, 77.6 and 77.4 in the Loan Fund, 80.8 and 76.0 in Wellington, 77.7 and 61.2 in U.S. Growth, 77.6 and
 71.3 in International Growth, and 72.4 and 75.1 in Bond Index.

 The Plan provides for separate funds for the investment of contributions. Participants may designate into which fund or funds their contributions and the Company matching contributions are to be directed within specific limits. At December 31, 1993 and 1992, Company Stock and PAYSOP are invested primarily in Union Pacific Common Stock. Equity Index is invested in the Vanguard Index Trust 500 Portfolio Fund at December 31, 1993 and 1992, which is designed to closely track the investment performance of the Standard and Poor's 500 Composite Stock Index. At December 31, 1993 and 1992, Fixed Income is comprised of investments in GICs with Aetna Life Insurance Company, John Hancock Mutual Life Insurance Company, and Metropolitan Life Insurance Company, which add interest at rates from 8.90% to 9.65%. These GICs are generally not longer than five years, the principal and interest of which are unconditionally guaranteed by the respective insurance companies. At December 31, 1993 and 1992, Fixed Income is also comprised of the Vanguard Fixed Income Securities Fund Short-Term Corporate Portfolio which is composed of Class
 A corporate bonds. As the GICs expire, the proceeds will be reinvested by Vanguard in new GICs, Bank Investment Contracts, or the Vanguard Fixed Income

                      UNION PACIFIC CORPORATION THRIFT PLAN
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

 Securities Fund Short-Term Corporate Portfolio. Wellington is invested in the Vanguard/Wellington Fund at December 31, 1993, which is composed of common stocks and fixed-income securities. At December 31, 1993, U.S. Growth is invested in Vanguard U.S. Growth Portfolio which is composed of established U.S. growth stocks. International Growth is invested in the Vanguard International Growth Portfolio at December 31, 1993, which is composed of foreign common stocks with high growth potential. At December 31, 1993, Bond Index is invested in the Vanguard Bond Index Fund which is designed to closely track the investment performance of the Salomon Brothers Broad Investment-Grade Bond Index.

 4. Plan Amendments - Effective April 1, 1993, the Plan was amended to provide that the account of a participant who cannot be located is forfeited and used to reduce Company match contributions to the Plan, pending reinstatement upon location. The Plan was amended and restated to reflect changes in the law, including those resulting from the Tax Reform Act of 1986. These amendments were approved by the Named Fiduciary - Plan Investments pursuant to a delegation of authority from the Company's Board of Directors. Effective July 1, 1992, the Plan was amended to allow four additional investment options. This amendment was approved by the Named Fiduciary - Plan Investments pursuant to a delegation of authority from the Company's Board of Directors. Effective July 30, 1992, the Plan was amended to allow the Named - Plan Administration to add wholly-owned subsidiaries of the Company to the Plan. This amendment was approved by the Company's Board of Directors.

 5. Federal Income Taxes - The Company has received a letter of determination from the Internal Revenue Service that the Plan as amended, effective August 28, 1985, was qualified under section 401(a) of the Internal Revenue Code.
 The Plan Administrator and the Plan's tax counsel believe that the Plan as further amended is currently designed and being operated in compliance with section 401(a) of the Internal Revenue Code of 1986, as amended. The Company intends to submit the Plan to the Internal Revenue Service for a formal determination on the amended Plan as described above.

 Inasmuch as it is the opinion of Management that the Plan is qualified, employees participating in the Plan are not taxed on Company contributions made on their behalf, on employee contributions made on a pre-tax basis, on earnings on such Company contributions or pre-tax employee contributions, or on earnings on after-tax employee contributions, until any such amounts are distributed. In addition, no previous provision for Federal income taxes has made in the financial statements.

 6. Plan Termination - Although the Plan is intended to be continued by the Company, the Company reserves the right to amend or terminate the Plan. In the event of a Plan termination or partial termination, or the Company permanently ceases to make contributions, all invested amounts shall immediately vest and be nonforfeitable. All funds shall continue to be held for distribution as provided in the Plan.